THE SECURITIES ISSUABLE UPON EXERCISE HEREOF (THE "SECURITIES") WILL BE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED UNTIL SUCH SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL TO THE COMPANY IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                                WARRANT AGREEMENT

     WARRANT AGREEMENT dated as of October 21, 1997, executed by INTEGRATED HEALTH SERVICES, INC., a Delaware corporation (the "Company"), for the benefit of Stephen P. Griggs (the "Holder").

     The Company and the Holder wish to set forth the terms and conditions whereby the Holder will have the option to purchase shares of the $.001 par value common stock of the Company (the "Stock"). Accordingly, in consideration of the mutual covenants and agreements contained herein and in that certain Employment Agreement (the "Employment Agreement") dated as of the date hereof between RoTech Medical Corporation, a subsidiary of the Company, and the Holder, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

     1. Grant of the Warrant. Subject to the terms and conditions set forth in this Agreement and any adjustment required by Section 6 below, the Company grants to Holder the warrant (the "Warrant") to purchase all or any part of 750,000 shares of the Stock (the "Warrant Shares") for the purchase price of $33.16 per Warrant Share. The Company shall cause the Warrant Shares to be registered pursuant to an S-3 registration statement.

     2. Term of the Warrant. The Warrant granted hereunder shall expire at 5:00 p.m., Eastern Standard Time on the date which is on the tenth anniversary of the date hereof (the "Expiration Time").

     3. Restrictions on Exercisability. Unless accelerated, in the sole discretion of the Company, or except as specifically provided otherwise herein, the Warrant will become exercisable in accordance with the following vesting schedule: the Warrant shall become exercisable with respect to twenty percent (20%) of the Warrant Shares on October 22 of each year, commencing in 1998, until the Warrant has become exercisable with respect to all of the Warrant Shares; provided, however, that if Holder shall die during the term of his employment with the Company, or if a Change of Control (as hereinafter defined) shall occur, the Warrant shall become fully exercisable. For purposes hereof, a "Change of Control" of the Company shall mean the occurrence of any of the following events: (a) any party or two or more parties acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Stock of the Company representing 25% or more of the combined voting power of all Stock of the Company, or (b) during any period of up to 24 consecutive months, commencing after the date hereof, individuals who at the beginning of such 24-month period were directors of the Company (together with any new director whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least fifty-one percent (51%) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease to constitute a majority of the directors of the Company then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

     4.  Exercise  of the  Warrant.  Subject  to the  restrictions  set forth in
Section 3 above, the Holder may exercise the Warrant with respect to all or any portion of the Warrant Shares at any time or from time to time prior to the Expiration Time by tendering to the Company payment in full of the purchase price for the Warrant Shares then being purchased together with written notice to the Company of such exercise that sets forth the following, as applicable:

     (a) if not yet registered as set forth in paragraph 1 above, an acknowledgment that the Warrant Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel reasonably satisfactory to the Company, may be made without violating the provisions of the Securities Act of 1933, as amended (the "Act"), or any other applicable federal or state securities laws); and

     (b) if not yet registered as at forth in paragraph 1 above, an acknowledgment that Holder understands that the Warrant Shares are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission, that the Warrant Shares have not been registered under the Act or any other applicable federal or state securities laws and must be held indefinitely unless they are subsequently registered under such Act and all applicable laws or an exemption from registration is available therefrom, and that the Company is under no obligation to register the Warrant Shares under the Act or any other applicable securities laws or to take any action which would make available to the Holder any exemption from such registration.

     The Company shall issue a stock certificate bearing an appropriate legend, if applicable, representing the Warrant Shares then being purchased upon the actual receipt by the Company of any such written notice and payment; provided, however, that if the listing, registration or qualification of the Warrant Shares then being purchased upon any securities exchange or under any federal or state law or the consent and approval of any governmental regulatory body shall be required in connection with the purchase of Warrant Shares then being purchased by such Holder, the Company shall not be obligated to issue or deliver a certificate representing such Warrant Shares unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. Holder shall have no rights as a stockholder of the Company with respect to his Warrant Shares then being purchased until the date on which a stock certificate representing such Warrant Shares has been issued to the Holder. The Warrant granted hereunder shall expire with respect to any Warrant Shares as to which Holder has not exercised the Warrant on or before the Expiration Time.

     5. Transfer of the Warrant. The Warrant may be exercised only by the Holder or by the Holder's heirs, personal representatives and executors in the event of such Holder's death, and neither the Warrant nor any interest or right therein shall be subject to or liable for any debts, contracts or engagements of the Holder or be subject to disposition by transfer, alienation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy).

     6. Adjustment.

     (a) If the number of shares of issued and outstanding Stock changes at any time on or before the Expiration Time as a result of any recapitalization, stock split, stock dividend or other change in the capital structure of the Company, the number of Warrant Shares covered by the Warrant shall be increased or decreased in direct proportion to such change in the number of shares of issued and outstanding Stock and the per share purchase price of such Warrant Shares shall be adjusted accordingly so that it is the substantial equivalent of the purchase price prior to such change.

     (b) If the Company is merged into, or consolidated with, another company, or another company is merged into the Company, or in the case of a sale or conveyance to another company of the property of the Company as an entirety on or before the Expiration Time, the Company shall provide in the agreement for such merger, consolidation or sale that the Warrant is fully vested as of the date that the merger, consolidation or sale is consummated, and the surviving or new company shall grant to the Holder under substantially the same terms and conditions as are contained in this Agreement the option to acquire for a purchase price adjusted as provided in Section 6(a) above that number and class of shares in the surviving or new company into which the shares of the Stock then subject to this Warrant would have been converted or exchanged if the Warrant had been exercised prior to the effective date of the merger or consolidation.

     7. Taxes. All amounts which, under federal, state or local law, are required to be withheld from the amount reportable as taxable income with respect to the exercise of this Warrant shall be so withheld by the Company. Whenever the Company proposes or is required to issue or transfer shares of the Stock hereunder, the Company shall have the right to require Holder to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares of the Stock.

     8. Miscellaneous.

     (a) Notices. All notices to the Company provided for in this Agreement shall be in writing and shall either be hand-delivered, sent by registered or certified mail, or delivered by a nationally recognized overnight delivery service to the following address (or such other address as may be designated by notice duly given in the manner provided herein):

     Marc B. Levin
     Integrated Health Services, Inc.
     Owings Mills Corporate Campus
     10065 Red Run Boulevard
     Owings Mills, Maryland  21117

Any such notice, including but not limited to notices and tenders under Section 4 hereof, shall be deemed delivered (i) when hand delivered, or (ii) three (3) business days after the date deposited in the U.S. registered or certified mail, addressed as provided above.

     (b) Integration; Modification. This Agreement between the Company and Holder constitute the entire understanding and agreement between the Company and the Holder regarding the subject matter hereof and supersede all prior negotiations and agreements, whether oral or written, between the Company and Holder with respect to the subject matter of this Agreement. This Agreement may not be modified except by a written agreement signed by the Holder and a duly authorized officer of the Company.

     (c) Severability. In the event of the invalidity or unenforceability of any part or provision of this Agreement, such invalidity or unenforceability shall not affect the validity or enforceability of any other part or provision of this Agreement, and the remainder of this Agreement shall continue in full force and effect in accordance with its terms.

     (d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MARYLAND.

     (e) Arbitration. Any controversy arising out of, or relating to, this Agreement, or any breach hereof, shall be settled by binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association In Baltimore, Maryland, or in any other place the parties shall mutually agree, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     (f) Headings. The headings and paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

     (g) Binding Effect. This Agreement shall be binding upon the Company and shall inure to the benefit of the Company and Holder and their respective heirs, legal representatives, successors and permitted assigns.

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Agreement as of the date first above written.

Attest:                                        INTEGRATED HEALTH SERVICES, INC.

                                                By: /s/ [ILLEGIBLE]

-------------------------                         ------------------------------
                                                Its: Executive Vice President

                           DATE: ____________________

Marc B. Levin
Executive Vice President

Integrated Health Services, Inc.
10065 Red Run Boulevard

Owings Mills, MD 21117

     Re: Notice of Exercise

Dear Mr. Levin:

     With respect to the exercise of an option to purchase ___________ shares of common stock of Integrated Health Services, Inc. (the "Warrant Shares") at a purchase price of $33.16 per share, the notice of which is hereby given and the payment of which is hereby enclosed, I hereby make the following acknowledgments and representations:

     (a) the Warrant Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel reasonably satisfactory to the Company, may be made without violating the provisions of the Securities Act of 1933, as amended (the "Act"), or any other applicable securities laws); and

     (b) the undersigned understands that the Warrant Shares are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission, that the Warrant Shares have not been registered under the Act or any other applicable securities laws and must be held indefinitely unless they are subsequently registered under such Act and applicable laws or an exemption from registration is available and that the Company is under no obligation to register the Warrant Shares under the Act or any other applicable securities laws or to take any action which would make available to the Holder any exemption from such registration.

                                                 -------------------------------
                                                 Stephen P. Griggs
                                                 (Holder)